Exhibit 99.1

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN FRANCISCO DIVISION

IN RE ALPHABET, INC., SHAREHOLDER	Consolidated
DERIVATIVE LITIGATION	Case No.: 3:21-cv-09388-RFL

Judge: Rita F. Lin

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF

DERIVATIVE ACTION

The United States District Court for the Northern District of

California, San Francisco Division, authorized this Notice.

This is not a solicitation from a lawyer.

TO: ALL PERSONS AND ENTITIES WHO CURRENTLY OWN ALPHABET INC. COMMON STOCK

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. This Notice relates to a proposed settlement (“Settlement”) of the following derivative action: In re Alphabet Inc., Shareholder Derivative Litigation, Consolidated Case No. 3:21-cv-09388-RFL (the “Action”). Your rights will be affected by the proposed Settlement.

All capitalized terms used in this Notice that are not otherwise defined herein have the meanings provided in the Stipulation and Agreement of Settlement entered into on May 30, 2025 (“Stipulation”), by and among (1) Police and Fire Retirement System of the City of Detroit and Bucks County Employees’ Retirement System (collectively, the “Co-Lead Plaintiffs”); (2) Nominal Defendant Alphabet Inc. (“Alphabet” or the “Company”); and (3) Larry Page, Sergey Brin, John L. Hennessy, L. John Doerr, K. Ram Shriram, Ann Mather, Allan R. Mulally, Roger W. Ferguson, Jr., Robin L. Washington, Frances H. Arnold, Sundar Pichai, and Eric E. Schmidt (collectively, the “Individual Defendants” and, together with Alphabet, “Defendants,” and, together with the Co-Lead Plaintiffs, the “Settling Parties”).

THIS NOTICE PROVIDES ONLY A SUMMARY OF THE MATERIAL TERMS OF THE SETTLEMENT AND RELEASES. You can obtain more information by reviewing the Stipulation, which is available on Plaintiffs’ Lead Counsel’s website at
https://scott-scott.com/sdsettlements/alphabet-derivative-settlement/, and on Alphabet’s investor relations website at https://abc.xyz/investor/.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF

DERIVATIVE ACTION

CASE NO. 3:21-CV-09388-RFL

Because the Settlement involves the resolution of a derivative action, which was brought on behalf of and for the benefit of the Company, the benefits from the Settlement will go to Alphabet. Individual Alphabet stockholders will not receive any direct payment from the Settlement. ACCORDINGLY, THERE IS NO PROOF OF CLAIM FORM FOR STOCKHOLDERS TO SUBMIT IN CONNECTION WITH THIS SETTLEMENT.

WHAT IS THE PURPOSE OF THIS NOTICE?

1. The purpose of this Notice is to explain the Action, the terms of the proposed Settlement of those litigations, and how the proposed Settlement affects Alphabet stockholders’ legal rights.

2. The United States District Court for the Northern District of California, San Francisco Division (the “Court”) will hold a hearing (“Settlement Hearing”) on September 30, 2025, at 1:30 p.m., both in person at the San Francisco Courthouse of the United States District Court for the Northern District of California, Courtroom 15, 18th Floor, 450 Golden Gate Ave., San Francisco, CA 94102, and online via the Court’s public hearing Zoom Webinar—accessible at https://cand-uscourts.zoomgov.com/j/1615482105?pwd=cTZiSVdXelllSXpjQ1p0Nm5HaXRYUT09, Webinar ID: 161 548 2105 and password: 315725, at which the Court will consider whether the Judgment, substantially in the form of Exhibit D to the Stipulation, should be entered: (a) approving the terms of the Settlement as fair, reasonable, and adequate, and in the best interests of Alphabet and Alphabet’s stockholders; (b) dismissing with prejudice the Action pursuant to the terms of this Stipulation; and (c) ruling upon Plaintiffs’ Lead Counsel’s application for a Fee and Expense Award; and (d) to consider any other matters that may properly be brought before the Court in connection with the Settlement. The Settlement Hearing date may be subject to change by the Court without any further notice to the class, i.e., Alphabet stockholders. Please check Plaintiffs’ Lead Counsel’s website at https://scott-scott.com/sdsettlements/alphabet-derivative-settlement/, Alphabet’s investor relations website at https://abc.xyz/investor/, or the Court’s PACER website at https://ecf.cand.uscourts.gov/cgi-bin/DktRpt.pl?388891 to confirm that the date has not changed. To access PACER, you must have a user ID and password, which you can obtain via https://pacer.uscourts.gov/register-account/pacer-case-search-only. Alternatively, please e-mail Patrick Coughlin, Scott+Scott Attorneys at Law LLP, at pcoughlin@scott-scott.com and he shall help provide you copies of filings in this case that you request. You may also access the case docket in person by going to the Clerk’s Office at the U.S. District Court for the Northern District of California, 450 Golden Gate Ave., San Francisco, CA 94102. The Court also has instructions for accessing court documents at: https://cand.uscourts.gov/about/clerks-office/obtaining-copies-of-court-documents/.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

THE FOLLOWING DESCRIPTION OF THE ACTION AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE SETTLING PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTION

A.	Factual Background

3. The Settlement arises out of the Action, which alleged breaches of fiduciary duties, among other claims, against certain officers and directors of the Company. Co-Lead Plaintiffs alleged in their Litigations that the Individual Defendants breached their fiduciary duties by exposing the Company to antitrust investigations and enforcement actions by the Department of Justice and state attorneys general, as well as other related civil litigation. Among other things, Co-Lead Plaintiffs alleged that Alphabet’s Board of Directors (the “Board”) and certain Company’s senior executives and former executives, failed to properly oversee or caused the Company to pursue anticompetitive business practices, exposing the Company to the risk of liability under U.S. antitrust law in connection with the Company’s search, Ad Tech, and Android mobile operating system and app distribution businesses. Defendants deny all allegations made by the Co-Lead Plaintiffs in the Action.

B.	The Federal Litigation

4. The Settlement arises out of the Action, which alleged breaches of fiduciary duties, among other claims, against certain officers and directors of the Company. Co-Lead Plaintiffs alleged in their Litigations that the Individual Defendants breached their fiduciary duties by exposing the Company to antitrust investigations and enforcement actions by the Department of Justice and state attorneys general, as well as other related civil litigation. Among other things, Co-Lead Plaintiffs alleged that Alphabet’s Board of Directors (the “Board”) and certain Company’s senior executives and former executives, failed to properly oversee or caused the Company to pursue anticompetitive business practices, exposing the Company to the risk of liability under U.S. antitrust law in connection with the Company’s search, Ad Tech, and Android mobile operating system and app distribution businesses. Defendants deny all allegations made by the Co-Lead Plaintiffs in the Action.

5. On December 3, 2021, Plaintiff Police and Fire Retirement System of the City of Detroit filed a shareholder derivative action in the United States District Court for the Northern District of California, San Jose Division, against Defendants (Police and Fire Retirement System of the City of Detroit v. Page, Case No. 5:21-cv-09388). The same day, Plaintiff Bucks County Employees’ Retirement System separately filed a shareholder derivative action in the same court against Defendants (Bucks County Employees’ Retirement System v. Page, Case No. 5:21-cv-09389). Prior to filing suit, Plaintiff Police and Fire Retirement System of the City of Detroit and Plaintiff Bucks County Employees’ Retirement System propounded shareholder inspection demands on Alphabet and had received productions of books and records from Alphabet. Relevant portions of those productions were included in Plaintiff Police and Fire Retirement System of the City of Detroit and Plaintiff Bucks County Employees’ Retirement System’s complaints, which were filed under seal.

6. On December 6, 2021, Plaintiff Police and Fire Retirement System of the City of Detroit and Plaintiff Bucks County Employees’ Retirement System filed a joint stipulation and proposed order with the Court to consolidate the Police and Fire Retirement System of the City of Detroit and Bucks County Employees’ Retirement System actions, appoint themselves as co-lead plaintiffs, and appoint Scott+Scott Attorneys at Law LLP as lead counsel. On December 8, 2021, the Court ordered that the Police and Fire Retirement System of the City of Detroit and Bucks County Employees’ Retirement System actions be consolidated, appointed Plaintiff Police and Fire Retirement System of the City of Detroit and Plaintiff Bucks County Employees’ Retirement System as Co-Lead Plaintiffs, and appointed Scott+Scott Attorneys at Law LLP as Plaintiffs’ Lead Counsel. On December 16, 2021, the Court ordered a joint stipulation directing Co-Lead Plaintiffs to file a consolidated complaint.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTION

7. On January 14, 2022, Co-Lead Plaintiffs filed a consolidated complaint in the Litigation asserting five claims: (1) breach of fiduciary duty against the Individual Defendants in their capacity as directors; (2) breach of fiduciary duty against Defendants Brin, Page, Schmidt, and Pichai in their capacity as officers; (3) breach of fiduciary duty against Defendants Brin, Page, and Schmidt in their capacity as controlling shareholders; (4) unjust enrichment; and (5) corporate waste (In re Alphabet, Inc. Shareholder Derivative Litigation, Case No. 3:21-cv-09388-RLF, ECF No. 32, the “Consolidated Complaint”).

8. On April 15, 2022, the Settling Parties filed a stipulation and proposed order to temporarily stay the Litigation for six months, extendable by agreement of the Settling Parties, pending developments in the antitrust lawsuits underlying the allegations in the Consolidated Complaint. The Court granted the stay later on April 15, 2022. By agreement of the Settling Parties, the stay was extended to January 15, 2023. At the Court’s direction, the Settling Parties filed a Joint Status Report under seal on February 16, 2023.

9. The Court then held a Case Management Conference on April 20, 2023, at which the Court continued the stay and ordered a further Case Management Conference set for October 19, 2023. Following a joint stipulation by the Settling Parties, the Court continued the Case Management Conference to November 2, 2023. On November 2, 2023, the Court ordered a further Case Management Conference on February 15, 2024.

10. On November 27, 2023, the Litigation was reassigned to the Honorable Judge Rita F. Lin in the San Francisco Division. The Court vacated all case management conference dates. Pursuant to orders by the Court, the Settling Parties submitted Joint Case Management Statements on December 11, 2023, June 12, 2024, and December 12, 2024, each providing the Court an update on the underlying antitrust litigations involving Alphabet. The Court ordered continuations of the stay in the Litigation on December 26, 2023, June 12, 2024, and December 13, 2024. On March 5, 2025, the Settling Parties filed a Stipulation and Proposed Order to continue the stay until May 30, 2025, which the Court ordered on March 6, 2025.

C.	The State Action

11. On June 16, 2022, Plaintiff Jamie Komen Revocable Trust filed a shareholder derivative lawsuit in Superior Court of the State of California, County of Santa Clara (Jamie Komen Revocable Trust v. Page, Case No. 22CV399340, the “State Action” in the “State Court”) against the Individual Defendants, Does 1–25, and Alphabet. The State Action brought claims for: (1) breach of fiduciary duty; (2) unjust enrichment; and (3) indemnification and contribution. On June 21, 2022, the State Court deemed the State Action a complex action and ordered a stay of discovery and responsive pleadings. The State Court set the initial Case Management Conference for October 27, 2022. Pursuant to stipulations by the parties to the State Action on October 13, 2022, January 19, 2023, May 4, 2023, November 6, 2023, December 8, 2023, March 18, 2024, April 12, 2024, June 20, 2024, September 6, 2024, December 3, 2024, January 31, 2025, and March 27, 2025, the State Court continued the initial Case Management Conference in the State Action pending further developments in the underlying antitrust litigations involving Alphabet. On March 28, 2025, the State Court continued the initial Case Management Conference to June 12, 2025.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTION

D.	The Mediations and Extensive Settlement Negotiations

12. Prior to filing the Police and Fire Retirement System of the City of Detroit and Bucks County Employees’ Retirement System actions, Plaintiffs’ Lead Counsel reviewed internal documents produced by Alphabet in response to Co-Lead Plaintiffs’ shareholder inspection demands. These documents included, among other things, (1) non-privileged Board materials relating to antitrust investigations or litigations involving Alphabet and the U.S. Department of Justice, Office of the Attorney General of Texas, Office of the Attorney General of Colorado, or U.S. House Committee on the Judiciary; (2) non-privileged Board materials produced to the foregoing government entities in connection with any investigations of Alphabet for allegations of anticompetitive conduct; and (3) non-privileged Board materials relating to any U.S. civil litigation by nongovernmental litigants concerning antitrust or anticompetitive conduct allegations. On May 31, 2022, Alphabet further produced to Co-Lead Plaintiffs documents that were produced by Google to the Texas Attorney General in connection with that office’s investigation of Google’s business practices, consisting of 133,000 documents totaling 1,117,604 pages. These documents were produced to Co-Lead Plaintiffs under mediation privilege to assist in the evaluation of their claims and the mediation process. On June 9, 2023, Alphabet produced transcripts of depositions and associated exhibits in certain underlying antitrust lawsuits to Co-Lead Plaintiffs for use in the ongoing mediation process. On November 1, 2024, Alphabet further produced 52,818 pages of trial exhibits from the antitrust lawsuits underlying the allegations in the Consolidated Complaint.

13. The Settling Parties have engaged in multiple in-person mediations under the guidance of the Honorable Layn R. Phillips (Ret.), formerly the Chief Judge of the United States District Court for the Western District of Oklahoma. The first full-day mediation session occurred in-person on December 15, 2022, and included participation by Plaintiffs’ Lead Counsel, Defendants’ Counsel, and a representative from Alphabet. The Settling Parties and a representative from Alphabet participated in a second full-day in-person mediation on February 7, 2024. The Settling Parties and a representative from Alphabet participated in a third full-day in-person mediation on September 27, 2024, at which the Settling Parties engaged in further discussions of the merits of Co-Lead Plaintiffs’ claims and the Settling Parties’ proposals for corporate reforms.

14. Throughout and following the in-person mediations, Judge Phillips continued to facilitate discussions between the Settling Parties, the merits of Co-Lead Plaintiffs’ claims, and the potential for settlement. Following extensive negotiations through Judge Phillips, the Settling Parties requested the issuance of a mediator’s proposal concerning the amount of the proposed compliance spend commitment on February 28, 2025, which the Settling Parties accepted, subject to approvals, on March 5, 2025. The accepted mediator’s proposal included all substantive terms of the settlement, including the corporate reforms and compliance spend commitment by Alphabet. Following agreement on these terms, and with the assistance of Judge Phillips, the Settling Parties agreed to the terms set out in Section V.1, which set out all substantive terms of the proposed settlement on March 13, 2025.

15. After agreeing to all substantive terms of the proposed settlement, subject only to management/Board approval, Judge Phillips facilitated negotiations between the Settling Parties concerning the amount of any Fee and Expense Award. The Settling Parties requested a mediator’s proposal concerning any Fee and Expense Award on March 25, 2025, which the Settling Parties accepted on March 31, 2025. Following acceptance of the mediator’s proposal, the Settling Parties executed the Memorandum of Understanding on April 9, 2025.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTION

16. The Settling Parties entered into the Stipulation on May 30, 2025. Prior to signing the Stipulation, the Settling Parties had no negotiations regarding the amount of any Fee and Expense Awards or the amount of any Service Awards.

17. On July 8, 2025, the Court entered the Preliminary Approval Order in connection with the Settlement which, among other things, preliminarily approved the Settlement, authorized this Notice to be provided to current Alphabet stockholders, and scheduled the Settlement Hearing to consider whether to grant final approval of the Settlement.

WHAT ARE THE TERMS OF THE SETTLEMENT?

18. In consideration of the Settlement and the releases provided therein, and subject to the terms and conditions of this Stipulation, the Settling Parties have agreed to the following Settlement Consideration for Alphabet.

19. Regulatory Readiness Compliance Enhancements. Alphabet shall adopt and/or maintain (to the extent already implemented) the corporate governance and workplace measures and enhancements set forth in Paragraph 1.2 of the Stipulation.

20. Board Oversight Enhancements. The Board shall create a new Risk and Compliance Committee (“RCC”) of the Board. The substantive terms of the RCC are described in Paragraph 1.4 of the Stipulation.

21. Management Oversight Enhancements. The Company will maintain a management to assist the RCC to oversee and monitor the Company’s compliance with regard to Google LLC (including its subsidiaries), as outlined in Paragraph 1.5 of the Stipulation. The Company will also maintain a management steering committee to support the management council as described in Paragraph 1.5 of the Stipulation.

22. To provide funding for its cross-company global compliance initiatives, Alphabet shall cause to be spent at least $500 million over the course of up to 10 years following the Effective Date of the Settlement on its global compliance efforts.

23. The Company will also maintain the Google Chat policy, process, and/or technical capabilities described in Paragraph 1.7 of the Stipulation.

WHAT ARE THE SETTLING PARTIES’ REASONS FOR THE SETTLEMENT?

E.	Why did the Co-Lead Plaintiffs agree to settle?

24. As discussed above, Plaintiffs’ Lead Counsel have reviewed and analyzed voluminous confidential, non-public internal documents. In addition, Plaintiffs’ Lead Counsel have reviewed and analyzed data from many other sources specific to this matter, including, but not limited to: (1) Alphabet’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (2) securities analyst, business, and financial media reports about Alphabet; (3) internal Alphabet documents produced pursuant to mediation privilege; (4) deposition

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTION

transcripts and exhibits and trial exhibits in the underlying antitrust lawsuits produced pursuant to mediation privilege; and (5) trial transcripts and pleadings from the underlying antitrust lawsuits. Plaintiffs’ Lead Counsel have also (1) researched the applicable law with respect to the claims asserted (or which could be asserted) in the stockholder derivative actions and the potential defenses thereto; (2) researched, drafted, and filed complaints or sent inspection demands; (3) consulted with experts retained on numerous matters relevant to the pending litigation and settlement issues; (4) prepared detailed mediation statements; (5) reviewed documents and information provided in advance of the mediation sessions and during settlement negotiations; (6) participated in multiple in-person mediations; and (7) engaged in months-long settlement discussions with Defendants’ counsel.

25. Plaintiffs’ Lead Counsel believe that the claims asserted in the Litigation have merit and that their investigation of the evidence supports the claims asserted. Without conceding the merit of any of the Defendants’ defenses, and in light of the benefits of the Settlement as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trial(s) and appeal(s), Co-Lead Plaintiffs and Plaintiffs’ Lead Counsel have concluded that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Co-Lead Plaintiffs and Plaintiffs’ Lead Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Litigation against Defendants through trial(s) and through possible appeal(s). Plaintiffs’ Lead Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Litigation, the difficulties and delays inherent in such litigation, the cost to Alphabet—on behalf of which Co-Lead Plaintiffs filed the Litigation—and distraction to management of Alphabet that would result from extended litigation. Based on their evaluation, and in light of what Plaintiffs’ Lead Counsel believe to be the significant benefits conferred upon Alphabet as a result of the Settlement, Co-Lead Plaintiffs and Plaintiffs’ Lead Counsel have determined that the Settlement is in the best interests of Co-Lead Plaintiffs and Alphabet and have agreed to settle the Litigation upon the terms and subject to the conditions set forth herein.

F.	Why did the Settling Defendants and the Company agree to settle?

26. Each Individual Defendant has denied and continues to deny that he or she has committed or attempted to commit any violations of law, any breaches of fiduciary duty owed to Alphabet, or any wrongdoing whatsoever, and expressly maintains, that at all relevant times, he or she acted in good faith and in a manner that he or she reasonably believed to be in the best interests of Alphabet and its stockholders. Defendants further deny that the Co-Lead Plaintiffs, Alphabet, or its stockholders suffered any damage or were harmed as a result of any act, omission, or conduct by the Individual Defendants as alleged in the Litigation or otherwise. Defendants further assert, among other things, that the Co-Lead Plaintiffs lack standing to litigate derivatively on behalf of Alphabet because the Co-Lead Plaintiffs have not yet pleaded, and cannot properly plead, that a demand on the Board would be futile.

27. Alphabet nonetheless believes that the Settlement is in the best interests of the Company, its stockholders, and its employees. Defendants are, therefore, entering into this Settlement for its benefits and to eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Pursuant to the terms set forth below, this Stipulation (including the exhibits) shall not in any event be construed as, or deemed to be evidence of, an admission or concession by the Individual Defendants with respect to any claim of fault, liability, wrongdoing, or damage or any defect in the defenses that Individual Defendants have, or could have, asserted. Each Individual Defendant has further asserted, and continues to assert, that at all material times, the Individual Defendant acted in good faith and in a manner that she or he reasonably believed to be in the best interests of Alphabet and its stockholders.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTION

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED?

WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

28. If the Settlement is approved, the Court will enter a Judgment. Pursuant to the Judgment, the Action will be dismissed in its entirety and with prejudice and, upon the Effective Date of the Settlement,1 the following releases will occur:

29. Release of Claims by Current Alphabet Stockholders. Upon the Effective Date, the Co-Lead Plaintiffs (acting on their own behalf and, in some cases, derivatively on behalf of Alphabet), Alphabet, and any Person acting derivatively on behalf of Alphabet shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, discharged and dismissed with prejudice the Released Stockholder Claims which, as detailed in the Stipulation, means any and all claims, rights, demands, obligations, controversies, debts, disputes, damages, losses, actions, causes of action, sums of money due, judgments, suits, amounts, matters, issues, liabilities, and charges of any kind or nature whatsoever (including, but not limited to, any claims for interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses, amounts, or liabilities whatsoever), and claims for relief of every nature and description whatsoever, whether in law or equity, including both known claims and Unknown Claims (as defined in Paragraph I(aa) of the Stipulation), suspected or unsuspected, accrued or unaccrued, fixed or contingent, liquidated or unliquidated, matured or unmatured, foreseen or unforeseen, whether arising under federal or state statutory or common law, or any other law, rule, or regulation, whether foreign or domestic, that Alphabet, the Co-Lead Plaintiffs derivatively on behalf of Alphabet, or any Alphabet stockholder derivatively on behalf of Alphabet (i) asserted in any of the complaints filed in the Litigation, or (ii) could have asserted in any court, tribunal, forum, or proceeding, under the laws of any jurisdiction, arising out of, relating to, or based upon the facts, allegations, events, disclosures, non-disclosures, occurrences, representations, statements, matters, transactions, conduct, actions, failures to act, omissions, or circumstances that were alleged or referred to in any of the complaints filed in the Litigation, regardless of the jurisdiction in which such facts, allegations, events, disclosures, non-disclosures, occurrences, representations, statements, matters, transactions, conduct, actions, failures to act, omissions, or circumstances were or could have been alleged or where such facts, allegations, events, disclosures, non-disclosures, occurrences, representations, statements, matters, transactions, conduct, actions, failures to act, omissions, or circumstances had impact.2 In addition, Upon the Effective Date, the Co-Lead Plaintiffs (acting on their own behalf and, in some cases, derivatively on behalf of Alphabet), Alphabet, and any Person acting derivatively on behalf of Alphabet, shall be forever barred and enjoined from asserting, commencing, instituting, or prosecuting any of the Released Stockholder Claims against any Released Defendant Persons, regardless of the jurisdiction in which such claims were or could have been alleged or where the claims had impact.

[1]

The Effective Date of the Settlement is conditioned on the occurrence of each of the events described in Paragraph 6.1 of the Stipulation, which include the entry of the Judgment by the Court approving the Settlement and dismissing the Action with prejudice, the dismissal with prejudice of the State Action, the passing of the date upon which the Judgment becomes Final, and the passing of the dates upon which each of the dismissal orders in the Action and State Action become Final.

[2]

The Released Stockholder Claims shall not include (i) the class claims asserted in the pending stockholder class action captioned AMI - Government Employees Provident Fund Management Company Ltd. v. Alphabet Inc., No 3:23-cv-01186-RFL (N.D. Cal.), (ii) any claims relating to the enforcement of the Settlement or this Stipulation, or (iii) any claims that arise out of or are based upon any conduct of the Released Defendant Persons after the Effective Date.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTION

30. Release of Claims by Defendants. Upon the Effective Date, each of the Individual Defendants and Alphabet shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Defendant Claims (including Unknown Claims) which, as detailed in the Stipulation, means any and all claims, rights, demands, obligations, controversies, debts, damages, losses, causes of action, and liabilities of any kind or nature whatsoever, whether in law or equity, including both known claims and Unknown Claims (as defined in Paragraph I(aa) of the Stipulation), suspected or unsuspected, accrued or unaccrued, that Defendants have or could have asserted against the Released Stockholder Persons or their counsel, arising out of the institution, prosecution, or settlement of the claims asserted against Defendants in the Litigation that Defendants (i) asserted in the Litigation, or (ii) could have asserted in the Litigation, or in any other forum that arise out of, relate to, or are based upon, any of the allegations, transactions, facts, matters, events, disclosures, non-disclosures, occurrences, representations, statements, acts or omissions, alleged or referred to in any of the complaints filed in the Litigation; provided, however, that the Released Defendant Claims shall not include (i) any claims relating to the enforcement of the Settlement or this Stipulation, (ii) any claims by the Individual Defendants relating to insurance coverage or the right to indemnification, or (iii) any claims that arise out of or are based upon any conduct of the Released Stockholder Persons after the Effective Date and shall be forever barred and enjoined from asserting any Released Defendant Claims against any Released Stockholder Persons.3

31. By Order of the Court, pending final determination of whether the Settlement should be approved, the Co-Lead Plaintiffs and all other current Alphabet stockholders are barred and enjoined from asserting, commencing, instituting, or prosecuting any of the Released Stockholder Claims against any of the Released Defendant Persons.

32. THE ABOVE DESCRIPTION OF THE PROPOSED RELEASES IS ONLY A SUMMARY. The complete terms—including the definitions of the Effective Date, Released Defendant Claims, Released Defendant Persons, Released Stockholder Claims, Released Stockholder Persons, and Unknown Claims—are set forth in the Stipulation, which is available on Alphabet’s investor relations website at https://abc.xyz/investor/ and on Plaintiffs’ Lead Counsel’s website at https://scott-scott.com/sdsettlements/alphabet-derivative-settlement/.

HOW WILL THE STOCKHOLDERS’ ATTORNEYS BE PAID?

33. Plaintiffs’ Lead Counsel have not received any payment for their services in pursuing the claims asserted in the Action, nor have the Plaintiffs’ Lead Counsel been reimbursed for their litigation expenses. In light of benefits produced for Alphabet by the Co-Lead Plaintiffs and the Plaintiffs’ Lead Counsel in connection with the Settlement, Plaintiffs’ Lead Counsel intend to seek approval from the Court for a Fee and Expense Award not to exceed $80,000,000. The Fee and Expense Award is separate from and in addition to the $500 million spend amount. The Fee and

[3]

The Released Defendant Claims shall not include (i) any claims relating to the enforcement of the Settlement or this Stipulation, (ii) any claims by the Individual Defendants relating to insurance coverage or the right to indemnification, or (iii) any claims that arise out of or are based upon any conduct of the Released Stockholder Persons after the Effective Date.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTION

Expense Award, which includes litigation expenses and the Service Awards to the Co-Lead Plaintiffs, was negotiated with the assistance of and was the result of a mediator’s recommendation made by the mediator, the Hon. Layn R. Phillips (Ret.). Alphabet and the Individual Defendants agree not to oppose the requested Fee and Expense Award so long as it does not exceed $80,000,000. Alphabet agrees that, to the extent available, it will cause insurance proceeds from the Defendants’ insurers to pay for the Fee and Expense Award in excess of any applicable self-insured retention. The Co-Lead Plaintiffs further intend to seek approval from the Court for a Service Award for each Co-Lead Plaintiff not to exceed $50,000.

34. The Court will determine the amount of the Fee and Expense Award for all Plaintiffs’ Lead Counsel. Alphabet stockholders are not personally liable for any such fees or expenses. Any fees and expenses approved by the Court will not diminish or have any impact on the $500 million spend commitment by Alphabet pursuant to the Settlement (see Paragraph 22, above).

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD?

DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING?

35. The Court will consider the Settlement, as well as the Plaintiffs’ Lead Counsel’s application for a Fee and Expense Award at the Settlement Hearing. The Settlement Hearing will be held before The Honorable Rita F. Lin on September 30, 2025, at 1:30 p.m., both in person at the San Francisco Courthouse, Courtroom 15, 18th Floor, 450 Golden Gate Ave., San Francisco, CA 94102, and online via the Court’s public hearing Zoom Webinar—accessible at https://cand-uscourts.zoomgov.com/j1615482105?pwd=cTZiSVdXelllSXpjQ1p0Nm5HaXRYUT09, Webinar ID: 161 548 2105 and password: 315725. At the Settlement Hearing, the Court consider whether the Judgment, substantially in the form of Exhibit D to the Stipulation, should be entered: (a) approving the terms of the Settlement as fair, reasonable, and adequate; (b) dismissing with prejudice the Action pursuant to the terms of this Stipulation; and (c) ruling upon Plaintiffs’ Lead Counsel’s application for a Fee and Expense Award; and (d) to consider any other matters that may properly be brought before the Court in connection with the Settlement.

36. Any Alphabet stockholder who currently owns Alphabet stock may enter an appearance in the Action, at his, her, or its own expense, individually or through counsel of his, her, or its own choice, by filing with the Clerk of the Court and delivering a notice of appearance to Plaintiffs’ Lead Counsel and to Boris Feldman of Freshfields US LLP (“Defendants’ Counsel”) at the addresses set forth in Paragraph 37 below, such that it is received no later than ten (10) calendar days prior to the Settlement Hearing, or as the Court may otherwise direct.

37. Any Alphabet stockholder who currently owns Alphabet stock may file a written objection to the proposed Settlement and/or the Plaintiffs’ Lead Counsel’s application for a Fee and Expense Award, and appear and show cause, if he, she, or it has any cause, why the proposed Settlement and/or the applications for such Fee and Expense Award should not be approved. All Persons desiring to object are directed to file a written objection with the Clerk of the Court and serve (by hand, first-class mail, or express service) copies of such objection on Plaintiffs’ Co-Lead Counsel and Defendants’ Counsel at the addresses set forth below such that they are received no later than September 20, 2025, which is ten (10) calendar days prior to the Settlement Hearing.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTION

Clerk of the Court	Lead Counsel	Defendants’ Counsel

Mark B. Busby	Patrick Coughlin	Boris Feldman
Office of the Clerk	Scott+Scott Attorneys at Law LLP	Freshfields US LLP
United States District Court	600 W. Broadway	855 Main Street
450 Golden Gate Avenue	Suite 3300	Redwood City, CA 94063
San Francisco, CA 94102-3489	San Diego, CA 92101

38. Any Alphabet stockholder who currently owns Alphabet stock and who wishes to be heard orally at the Settlement Hearing may appear at the hearing, whether or not they have filed an objection.

39. Any objections, filings, and other submissions: (a) must state the name, address, and telephone number of the objector and, if represented by counsel, the name, address, and telephone number of his, her, or its counsel; (b) must be signed by the objector; (c) must contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the objector wishes to bring to the Court’s attention, and if the objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identity of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the hearing; and (d) must include documentation sufficient to prove that the objector currently owns shares of Alphabet common stock and contain a statement that the objector continues to hold such shares as of the date of filing of the objection and will continue to hold those shares as of the date of the Settlement Hearing.

40. Documentation establishing ownership of Alphabet common stock must consist of copies of monthly brokerage account statements, or an authorized statement from the objector’s broker containing the information found in an account statement.

41. You may file a written objection without having to appear at the Settlement Hearing. Any current Alphabet stockholder may also appear and object at the Settlement Hearing with or without having submitted a written objection.

42. You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney, it will be at your own expense. If you file an objection in connection with or intend to appear at the Settlement Hearing, your attorney should file a notice of appearance with the Court and serve it on Plaintiffs’ Lead Counsel and Defendants’ Counsel at the addresses set forth in Paragraph 37 above so that the notice is received on or before September 20, 2025.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTION

43. Unless the Court orders otherwise, any Person who does not make his, her, or its objection in the manner provided herein shall: (a) be deemed to have waived and forfeited his, her, or its right to object to any aspect of the proposed Settlement or Fee and Expense Awards and/or Service Awards; (b) be forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement, the Judgment to be entered approving the Settlement, or the Fee and Expense Awards and/or Service Awards; and (c) be deemed to have waived and forever barred and foreclosed from being heard, in this or any other proceeding, with respect to any matters concerning the Settlement or the contemplated and/or approved Fee and Expense Awards and Service Awards.

CAN I SEE THE COURT FILE?

WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

44. This Notice does not purport to be a comprehensive description of the Action, the allegations related thereto, the terms of the Settlement, or the Settlement Hearing. For a more detailed statement of the matters involved in the Action, you may inspect the pleadings, the Stipulation, the orders entered by the Court, and other papers filed in the Action at the Office of the Clerk, United States District Court, 450 Golden Gate Avenue, San Francisco, CA 94102-3489, during regular business hours of each business day. You may also view a copy of the Stipulation on Alphabet’s investor relations website at https://abc.xyz/investor/.

45. If you have questions regarding the Settlement, you may write or call Plaintiffs’ Lead Counsel, as follows: Patrick Coughlin, Scott+Scott Attorneys at Law LLP, 600 W. Broadway, Suite 3300, San Diego, CA 92101, (619) 233-4565, pcoughlin@scott-scott.com.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF

THE CLERK OF THE COURT REGARDING THIS NOTICE.

Dated: July 8, 2025
BY ORDER OF THE COURT
UNITED STATES FEDERAL DISTRICT
COURT FOR THE NORTHERN DISTRICT OF
CALIFORNIA, SAN FRANCISCO DIVISION

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE ACTION